Exhibit 31.2

Certification of Principal Financial Officer Pursuant to

Securities Exchange Act Rule 13a-14(a),

as Adopted Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Mark E. Saad, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Cytori Therapeutics, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 12, 2014

/s/ Mark E. Saad
Mark E. Saad
Chief Financial Officer